UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2008

WPT Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California	90036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:		323-330-9900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

In October 2008, WPT Enterprises, Inc. (the “Company”) was notified by the broker that holds $7.5 million of auction rate securities that the Company did not qualify for a November 5, 2008 repurchase of the auction rate securities held by that broker.  The broker said the Company is instead covered by the broker’s agreement with the New York Attorney General and various state and federal regulators to use their best efforts to provide liquidity and other relief for auction rate securities by the end of 2009. On November 6, 2008, the broker notified the Company that the broker will repurchase the $7.5 million of auction rate securities from the Company by the end of December 2008. The Company also has an agreement with the broker to provide a line of credit, secured by auction rate securities held by that broker, equal to 50% of the fair value of the auction rate securities held by that broker. The line of credit will be terminated when the broker funds the purchase of the Company’s auction rate securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

November 6, 2008	By:	/s/ Thomas Flahie
Name: Thomas Flahie
Title: Interim Chief Financial Officer